Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Chris Donaghey
443-733-1600

KEYW Names Philip L. Calamia As Chief Financial Officer

HANOVER, Md., March 25, 2014 (GLOBE NEWSWIRE) - The KEYW Holding Corporation (NASDAQ: KEYW) announced today that it has appointed Philip L. Calamia as Chief Financial Officer.  His appointment is effective March 25, 2014.

“Over the past nine months, I have had the opportunity to get to know Phil as he developed the infrastructure and financial processes for our Hexis Cyber Solutions subsidiary,” commented Len Moodispaw, CEO and President of KEYW.  “Phil’s previous experience as a publicly-traded commercial technology company CFO will be invaluable to KEYW as we continue to transition our business model to become not only a high-end intelligence community focused engineering services enterprise but also an innovative information security technology company, as well.  Furthermore, I have been very pleased to observe that Phil’s leadership style and personality blend very well with KEYW’s culture.”

“Working with the KEYW team for several months, I have been impressed with the accomplishments the company has made in the past five years,” said Phil Calamia, Chief Financial Officer of KEYW.  “I am excited to be part of the team as we continue to execute on our strategic direction.”

Prior to joining KEYW, Phil was Chief Financial Officer of AuthenTec, Inc. (NASDAQ:AUTH), which was acquired by Apple. AuthenTec provided security solutions focused on secure networking, content and data protection, access control and strong fingerprint security on mobile devices and PCs. While at AuthenTec, Phil helped drive change to the business operations resulting in topline growth and breakeven EBITDA.

Prior to AuthenTec, Phil was Managing Partner of CFO Navigator, a boutique management-consulting firm assisting management teams and investors in building sustainable enterprise value with a focus on enhancing performance by uncovering previously unidentified opportunities. Previously, Phil led a successful IPO at US Interactive as its Chief Financial Officer and he had financial leadership roles at CDI Corporation, Maxwell Systems and Mediq.  Phil is a Certified Public Accountant (license status inactive) having started his career in public accounting.

About KEYW
KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements.  These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time.  Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements.  KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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